As filed with the Securities and Exchange Commission on August 17, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

Registration Statement under the Securities Act of 1933

Spark Networks SE

(Exact name of Registrant as specified in its charter)

Germany	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Spark Networks Services GmbH
Kohlfurter Straße 41/43

Berlin 10999

Germany
(+49) 30 868 000 102

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates 850 Library Avenue Suite 204 Newark, DE 19711 (302) 738-6680 Attention: Service of Process Department

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:

Murray Indick John M. Rafferty Morrison & Foerster LLP 425 Market Street San Francisco, CA (415) 268-7000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any updated issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Ordinary shares, €1.00 nominal value per share	515,416	$127.50	$65,715,540	$8,181.58

(1) Represents up to 515,416 ordinary shares, €1.00 nominal value per share (“ordinary shares”), including up to 222 ordinary shares represented by up to 2,224 American Depository Shares (“ADSs”). Each ADS represents the right to receive 0.1 ordinary shares. The Registrant will not issue fractional ordinary shares. The ADSs are registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-220610). All of the ordinary shares, including the ordinary shares represented by ADSs, offered hereby are for the accounts of selling shareholders. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional ordinary shares which become issuable by reason of any share dividend, share split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of ordinary shares outstanding.

(2) Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sales prices of the ADSs as reported on the NYSE American on August 15, 2018, which was $12.75 per ADS. Each ADS represents the right to receive 0.1 ordinary shares. Accordingly, the proposed maximum offering price per share of the ordinary shares is calculated by multiplying $12.75 by 10.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 17, 2018

Spark Networks SE

515,416 ordinary shares, including 222 ordinary shares represented by 2,224 American Depositary Shares

This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus, of up to 515,416 ordinary shares, €1.00 nominal value per share (“ordinary shares”), of Spark Networks SE, including up to 222 ordinary shares represented by up to 2,224 American Depository Shares (“ADSs”). The selling shareholders are identified in the table commencing on page 8 of this prospectus. No ordinary shares are being registered hereunder for sale by us. We will not receive any proceeds from the sale of the ordinary shares, including the ordinary shares represented by ADSs, by the selling shareholders. All net proceeds from the sale of the ordinary shares, including the ordinary shares represented by ADSs, covered by this prospectus will go to the selling shareholders. See “Use of Proceeds.”

The selling shareholders may sell all or a portion of the ordinary shares, including the ordinary shares represented by ADSs, from time to time in market transactions through any market on which our ordinary shares and/or ADSs are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

Our ordinary shares are not listed on any securities exchange or quoted on any automated dealer quotation system. Our ADSs are listed on the NYSE American under the ticker symbol “LOV.” On August 16, 2018, the closing price of our ADSs on the NYSE American was US$13.00 per ADS. Each ADS represents the right to receive 0.1 ordinary shares.

The securities offered in this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before purchasing any of our securities.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 we filed with the Securities Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, the selling shareholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus and the documents incorporated by reference herein include important information about us, the ordinary shares being offered by the selling shareholders and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus together with the additional information about us described in the sections below entitled “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not, and the selling shareholders have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

As used herein, and unless the context suggests otherwise, the terms “the Company,” “Group,” “Spark Networks,” “we,” “us” or “our” refer to Spark Networks SE.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Spark Networks’ performance or achievements to be materially different from those of any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made, and Spark Networks does not assume any duty to update forward-looking statements. Readers are cautioned that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Words and expressions reflecting optimism, satisfaction, or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Forward-looking statements include, but are not limited to, statements about the benefits of the 2017 merger between Affinitas GmbH and Spark Networks, Inc. (“Affinitas / Spark Merger”), statements about the ability to drive superior growth or achieve cost savings, statements about operating a diverse global platform of premium online dating sites, statements about the ability to leverage strengths of each company to provide exceptional user experience and drive stockholder value, statements about the expected size of the combined company, statements about the projected financial results of the combined company for 2018, statements about the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such forward-looking statements are not guarantees of performance and actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, but are not limited to: the risk that the benefits from the Affinitas / Spark Merger may not be fully realized or may take longer to realize than expected; risks related to the degree of competition in the markets in which Spark Networks operates; risks related to disruption of management’s attention from Spark Networks’ ongoing business operations due to the transaction; the ability of Spark Networks to retain and hire key personnel, operating results and business generally; Spark Networks’ ability to continue to control costs and operating expenses; Spark Networks’ ability to achieve the intended cost savings; the ability to promptly and effectively integrate the businesses of Spark Networks, Inc. and Affinitas GmbH; Spark Networks’ ability to generate cash from operations, lower-than-expected revenues, credit quality deterioration or a reduction in net earnings; Spark Networks’ ability to raise outside capital and to repay debt as it comes due; Spark Networks’ ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by Spark Networks’ competitors; Spark Networks’ ability to maintain strong relationships with branded channel partners; changes in Spark Networks’ stock price due to broader stock market movements and the performance of peer group companies; Spark Networks’ ability to enforce intellectual property rights and protect their respective intellectual property; general competition and price measures in the market place; general economic conditions; and the other concerns identified in the section titled “Risk Factors.”

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Although Spark Networks believes the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The underlying expected actions or Spark Networks’ results of operations involve risks and uncertainties, many of which are outside the company’s control, and any one of which, or a combination of which, could materially affect Spark Networks’ results of operations and whether the forward-looking statements ultimately prove to be correct.

These forward-looking statements speak only as of the date on which the statements were made and Spark Networks does not undertake any obligation to update or revise any forward-looking statements made in this annual report or elsewhere as a result of new information, future events, or otherwise, except as required by law.

In addition to other factors and matters contained or incorporated in this prospectus, the factors discussed under “Risk Factors” could cause actual results to differ materially from those discussed in the forward-looking statements.

Many of the factors that will determine Spark Networks’ future results are beyond Spark Networks’ ability to control or predict. Spark Networks cannot guarantee any future results, levels of activity, performance, or achievements. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in this prospectus and in the documents incorporated by reference herein.

Readers are cautioned that any forward-looking statement speaks only as of the date of this prospectus, and it should not be assumed that the statements remain accurate as of any future date. Spark Networks does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law. Spark Networks cautions further that, as it is not possible to predict or identify all relevant factors that may impact forward-looking statements, the foregoing list should not be considered a complete statement of all potential risks and uncertainties.

Readers should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent forward-looking statements that may be issued by Spark Networks or persons acting on behalf of either party.

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PROSPECTUS SUMMARY

This summary highlights only some of the information included or incorporated by reference in this prospectus. You should carefully read this prospectus together with the additional information about us described in the sections entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before purchasing our securities.

A.	History and development of the company.

Spark Networks SE was incorporated as a European stock corporation (Societas Europaea, SE) with the legal name Blitz 17-655 SE under the laws of Germany and the European Union, with entry into the German commercial register on April 5, 2017, by its stockholders, Blitzstart Beteiligungs Ltd. and Blitz Beteiligungs GmbH. It was acquired by Affinitas GmbH on April 12, 2017, for the purpose of becoming the ultimate holding company of Spark Networks, Inc., a Delaware corporation (“Spark”) and Affinitas GmbH, a German limited company (“Affinitas”) following the completion of the Affinitas / Spark Merger. On August 29, 2017, Spark Networks SE changed its name from Blitz 17-655 SE to Spark Networks SE. Spark Networks SE is registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich, Germany, under the registration number HRB 232591 under the legal name Spark Networks SE. Spark Networks SE currently does not use a commercial name different from its legal name. Spark Networks SE has been formed for an unlimited duration.

On November 2, 2017, Spark Networks SE, completed the previously disclosed Affinitas / Spark Merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated May 2, 2017, entered into by Spark Networks SE, Affinitas, Spark and Chardonnay Merger Sub, Inc.

The registered offices of Spark Networks SE are located at c/o Spark Networks Services GmbH, Kohlfurter Straße 41/43, Berlin 10999, Germany and its telephone number at that address is (+49) 30 868 000 102. As a European stock corporation incorporated in Germany, Spark Networks SE is subject to the laws of Germany and the European Union. Spark Networks SE’s fiscal year is the calendar year.

B.	Business overview.

Our Business

Spark Networks SE is a leading global operator of premium online dating sites and mobile applications. Its focus is on catering to professionals and highly educated singles with serious relationship intentions in North America and other international markets. Since its inception, Spark Networks has had more than 40 million users register with its dating platforms (which includes inactive accounts). Spark Networks’ mission is to be the world’s leading premium dating company and it currently operates one or more of its brands in 29 countries.

Spark Networks offers its services both via websites and mobile applications and utilizes a “subscription” business model, where certain basic functionalities are provided free of charge, while providing premium features (such as interacting with other community members via messages) only to paying subscribers.

Subscription revenue is Spark Networks’ primary source of income, with membership subscriptions accounting for the majority of its revenues for the years ended December 31, 2017 and 2016, respectively. Subscription length ranges from 1-month to 24-months, with most subscriptions renewing automatically unless the member opts to terminate the subscription.

Like many other internet-based communities and marketplaces, Spark Networks has become a predominately mobile-based company. Spark Networks has created innovative and tailored mobile applications for all of its platforms to address the proliferation of mobile devices and the continuing shift of “online” activity to mobile devices. Spark Networks will continue to invest resources to improve the features, functionality and engagement of its mobile websites and applications.

The ADSs of Spark Networks SE are traded on the NYSE American.

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The Offering

Ordinary shares offered by the selling shareholders	Up to 515,416 ordinary shares, including up to 222 ordinary shares represented by up to 2,224 ADSs.
Use of proceeds

We will not receive any proceeds from the sale of the ordinary shares, including the ordinary shares represented by ADSs, by the selling shareholders. All net proceeds from the sale of the ordinary shares, including the ordinary shares represented by ADSs, covered by this prospectus will go to the selling shareholders. See “Use of Proceeds.”

Depositary for ADSs	The Bank of New York Mellon

NYSE American Ticker Symbol for ADSs	“LOV”

Risk Factors	You should read the “Risk Factors” section starting on page 3 of this prospectus for a discussion of factors to consider before deciding to invest in our securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. you should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factor, which supplements or augments the risk factors set forth in our Annual Report on Form 20-F. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

The sale of a substantial amount of our ordinary shares or ADSs in the public market could adversely affect the prevailing market price of our common stock.

We are registering for resale up to 515,416 ordinary shares, including up to 222 ordinary shares represented by 2,224 ADSs, held by the selling shareholders. Sales of substantial amounts of our ordinary shares or ADSs in the public market, or the perception that such sales might occur, could adversely affect the market price of our ordinary shares, and the market value of our other securities. We cannot predict if and when selling shareholders may sell such ordinary shares in the public markets. Furthermore, in the future, we may issue additional ordinary shares or ADSs or other equity or debt securities convertible into ordinary shares or ADSs. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

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Price Range of OUR ADSs

Our ADSs have been listed on the NYSE American since November 16, 2017 under the ticker symbol “LOV.” The following table sets forth, for the periods indicated, the reported high and low closing sales prices of our ADSs on the NYSE American in U.S. dollars.

	U.S. $
	Price Per ADS
	High	Low
Annual
2017 (from November 16, 2017)	$13.19	$10.00

Quarterly
First Quarter 2018	$15.40	$12.90
Second Quarter 2018	$14.88	$10.20
Third Quarter 2018 (through August 16, 2018)	$13.00	$10.20

Monthly
January 2018	$15.40	$12.90
February 2018	$15.25	$14.05
March 2018	$15.25	$14.00
April 2018	$14.88	$13.75
May 2018	$14.38	$10.20
June 2018	$12.25	$10.33
July 2018	$12.89	$10.20
August 2018 (through August 16, 2018)	$13.00	$11.77

On August 16, 2018, the last reported sales price of our ADSs on the NYSE American was $13.00 per ADS. Each ADS represents the right to receive 0.1 ordinary shares. Our ordinary shares are not listed on any securities exchange or quoted on any automated dealer quotation system.

4

Exchange Rate Information

We publish our financial statements in euros. Fluctuations in the exchange rate between the euro and the U.S. dollar will affect the U.S. dollar amounts received by owners of our ordinary shares and/or ADSs on conversion of dividends, if any, paid in euro on the ordinary shares and/or ADSs. The following table presents information on the exchange rates between the euro and the U.S. dollar for the periods indicated. These rates are provided for your convenience and are not necessarily the exchange rates that we used in this prospectus or in the documents incorporated by reference or in the preparation of our future periodic reports or other information that we may provide you from time to time.

Years ended	High	Low	Average	Year End
December 31, 2015	1.2043	1.0552	1.1096	1.0887
December 31, 2016	1.1569	1.0364	1.1069	1.0541
December 31, 2017	1.2060	1.0385	1.1297	1.1993

Months ended	High	Low	Average	Month End
January 2018	1.2436	1.1932	1.2187	1.2421
February 2018	1.2493	1.2252	1.2360	1.2301
March 2018	1.2421	1.2171	1.2331	1.2321
April 2018	1.2388	1.2070	1.2276	1.2168
May 2018	1.2079	1.1558	1.1824	1.1558
June 2018	1.1836	1.1534	1.1679	1.1583
July 2018	1.1789	1.1588	1.1686	1.1684
August 2018 (through August 16, 2018)	1.1696	1.1321	1.1515	1.1370

On August 16, 2018, the last exchange rate was $1.1370 per euro.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the ordinary shares, including the ordinary shares represented by ADSs, by the selling shareholders. All net proceeds from the sale of the ordinary shares, including the ordinary shares represented by ADSs, covered by this prospectus will go to the selling shareholders. We expect that the selling shareholders will sell their ordinary shares, including ordinary shares represented by ADSs, as described under “Plan of Distribution.”

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CAPITALIZATION

The following table presents our total capitalization as of December 31, 2017.

The amounts shown below are unaudited and represent management’s estimates. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to the financial statements and notes thereto included in our most recent Annual Report on Form 20-F and the other financial information incorporated by reference into this prospectus.

	December 31, 2017	December 31, 2017
	(Unaudited)	(Unaudited)
	(in euro €	(in U.S. $
	thousands)(1)	thousands)(1)(2)
Shareholder's equity	€19,477	$23,358
Subscribed capital	1,317	1,579
Capital reserves	48,877	58,618
Share-based payment reserve	2,747	3,294
Accumulated deficit	(32,581)	(39,074)
Accumulated other comprehensive income	(883)	(1,059)
Non-current liabilities	765	917
Non-current borrowings	-	-
Other non-current provisions	17	20
Other non-current financial liabilities	-	-
Deferred tax liabilities	725	869
Non-current deferred income	23	28
Current liabilities	48,940	58,694
Current borrowings	5,850	7,016
Other current provisions	1,159	1,390
Current trade and other payables	21,291	25,534
Trade payables	11,489	13,779
Other financial current liabilities	6,515	7,813
Other liabilities	3,287	3,942
Current income tax liabilities	286	343
Current deferred income	20,354	24,411
TOTAL SHAREHOLDER'S EQUITY AND LIABILITIES	€69,182	$82,969

(1) Amounts in this column are not audited.

(2) Amounts in this column have been converted from euros to U.S. dollars solely for the convenience of the reader at the exchange rate on December 31, 2017 of $1.1993 per euro.

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SELLING SHAREHOLDERS

This prospectus relates to the offer and sale of up to 515,416 ordinary shares, including up to 222 ordinary shares represented by up to 2,224 ADSs, by the selling shareholders. We are registering the ordinary shares, including the ordinary shares represented by ADSs, in order to permit the selling shareholders to offer such ordinary shares for resale from time to time. The following table sets forth, as of the date of this prospectus:

•	the name of the selling shareholders;

•	the number of ordinary shares that the selling shareholders beneficially owned prior to the offering for resale of such ordinary shares under this prospectus;

•	the number of ordinary shares that may be offered for resale by the selling shareholders under this prospectus; and

•	the number and percentage of ordinary shares to be beneficially owned by the selling shareholders after completion of the offering of such ordinary shares for resale (assuming that all ordinary shares that may be offered for resale under this prospectus are resold to third parties).

“Beneficial ownership” as reported in the table below has been determined in accordance with Rule 13d-3 of the Exchange Act and includes ordinary shares for which a selling shareholder, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of August 17, 2018. In computing the percentage ownership of any person, the amount of ordinary shares outstanding is deemed to include the amount of ordinary shares beneficially owned by such selling shareholder by reason of these acquisition rights.

Selling Shareholder*	Number of Ordinary Shares Beneficially Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Beneficially Owned After the Offering	Percentage of Ordinary Shares Beneficially Owned After the Offering**
Affinitas Phantom Share GmbH (1)	174,238	174,238	0	***
Khalil, David (1)(2)	91,625	91,625	0	***
Rocket Internet SE (1)(3)	336,672	336,672	0	***

* Unless otherwise indicated, all of the selling shareholders have sole voting and investment power over the ordinary shares listed opposite their names. Unless otherwise indicated, the address of each selling shareholder is c/o Spark Networks SE, c/o Spark Networks Services GmbH, Kohlfurter Straße 41/43, Berlin 10999, Germany.

** Applicable percentage ownership is based on 1,298,817 ordinary shares outstanding as of August 17, 2018.

*** Denotes less than 1%.

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(1) Affinitas Phantom Share GmbH has two managing directors, Mr. Lukas Brosseder and Mr. David Khalil, who are individually entitled to represent the company. Mr. Lukas Brosseder and Mr. David Khalil individually have authority to vote and/or invest the ordinary shares held by Affinitas Phantom Share GmbH with the prior written consent of Affinitas Phantom Share GmbH’s shareholder meeting. Affinitas Phantom Share GmbH is owned by three equity holders: Affinitas Phantom Share GmbH owns 34.4% of the equity interests, Lukas Brosseder, an individual, owns 32.8% of the equity interests and David Khalil, an individual, owns the remaining 32.8% of the equity interests of Affinitas Phantom Share GmbH. The address of Affinitas Phantom Share GmbH is Alexanderstraße 3, 10178 Berlin, Germany.

(2) Represents 4,284 ordinary shares and 222 ordinary shares represented by 2,224 ADSs. We will not issue fractional ordinary shares. Also includes Mr. Khalil’s individual interest in Affinitas Phantom Share GmbH of 87,119 shares.

(3) Rocket Internet SE (“Rocket”) is listed on the Frankfurt Stock Exchange. Rocket’s management board consists of Mr. Oliver Samwer (CEO), Mr. Peter Kimpel (CFO) and Mr. Alexander Kudlich. Rocket’s supervisory board consists of Prof. Dr. Marcus Englert (Chairman), Mr. Norbert Lang, Mr. Pierre Louette and Prof. Dr. Joachim Schindler (Deputy Chairman). The management board of Rocket has sole voting and investment power over the ordinary shares held by Rocket. The address of Rocket is Charlottenstrasse 4, 10969 Berlin, Germany.

Support Agreement

Prior to the Affinitas / Spark Merger, each selling shareholder was a stockholder of Affinitas. Concurrently with the execution of the Merger Agreement, the selling shareholders, together with all other stockholder of Affinitas (collectively, the “Affinitas Stockholders”) entered into a Support Agreement, dated May 2, 2017, with Affinitas, Spark and Spark Networks SE (the “Support Agreement”), whereby each Affinitas Stockholder agreed to (i) purchase such Affinitas Stockholder’s pro rata share of the 120,000 ordinary shares then owned by Affinitas for a total purchase price among all Affinitas Stockholders of  €132,000, (ii) contribute and transfer such Affinitas Stockholder’s Affinitas stock to Spark Networks SE in exchange for (A) ordinary shares (or ADSs representing such ordinary shares) and (B) a claim for a payment by Spark Networks SE to such Affinitas Stockholder for such Affinitas Stockholder’s pro rata share of the €5,730,000 distribution to be made to the Affinitas Stockholders (the “Affinitas Share Exchange”), (iii) terminate the current stockholders agreement of Affinitas, (i) through (iii) each upon, or immediately prior to, the effective time of the Affinitas / Spark Merger, as well as, (iv) enter into any agreement from time to time to effectuate the Affinitas Share Exchange, (v) vote in favor of any proposal to (A) approve the contribution agreement, whereby the Affinitas Share Exchange was effectuated, (B) effect the capital increase and share issuance necessary to issue ordinary shares pursuant to the Affinitas Share Exchange, (C) effect the capital increase and share issuance necessary to issue ordinary shares pursuant to the Affinitas / Spark Merger, (D) list the ADSs on the NYSE American, (E) take any other action to effectuate the Affinitas Share Exchange or the Affinitas / Spark Merger, (F) adopt the Articles of Association and Rules of Procedure of Spark Networks SE substantially in the forms attached to the Support Agreement, (G) appoint the persons described on a schedule to the Support Agreement to the Administrative Board and (H) adopt any measures regarding the final capitalization of Spark Networks SE and (vi) vote against any action that would result in a liquidation or other significant corporate reorganization of Spark Networks SE or that would reasonably be expected to interfere with the Affinitas / Spark Merger or the Affinitas Share Exchange. The Support Agreement also restricted the transfer of Affinitas stock in between the signing date and the date of effectiveness of the Affinitas / Spark Merger, subject to certain limited exceptions.

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The Support Agreement contemplated that, with the assumption that ten (10) ADSs will represent one (1) ordinary share, the total number of ordinary shares outstanding following the implementation of the Affinitas / Spark Merger and the Affinitas Share Exchange would be 1,293,148 ordinary shares consisting of: (w) 323,287 ordinary shares (to be issued in the form of 3,232,870 ADSs) to be issued in the Affinitas / Spark Merger to holders of Spark shares (including with respect to Spark shares issued to settle Spark RSUs) and Spark restricted shares (calculated based on the number of Spark shares outstanding at the time of the Support Agreement), (x) 849,861 ordinary shares to be issued to the Affinitas Stockholders in the Affinitas Share Exchange, (y) 120,000 ordinary shares to be issued to the Affinitas Stockholders in exchange for their purchase of ordinary shares from Affinitas; and (z) such additional number of ordinary shares as required to be issued to a trust as a reserve for existing options for Spark shares.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, each selling shareholder, Affinitas and Spark Networks SE (each, a “Lock-Up Party”) entered into the Lock-up Agreements. The Lock-up Agreements would also cover any additional ordinary shares and/or ADSs acquired by such security holder during such six month period. The Lock-up Agreements were intended to minimize downward pressure on the price of the ADSs following the Affinitas / Spark Merger.

Under the Lock-Up Agreements, each Lock-Up Party agreed not to, without the prior written consent of Spark Networks SE and except in limited circumstances primarily related to testamentary gifts and estate planning, (a) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of securities subject to the lock-up (“Locked-Up securities”), (b) enter into any contract with respect to any transfer of the Locked-Up securities or any interest therein (including any short sale), or grant any option to purchase or otherwise dispose of or enter into any hedging transaction) relating to the Locked-Up securities, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Locked-Up securities except to the extent consistent with the Merger Agreement or (d) deposit or permit the deposit of the Locked-Up securities into a voting trust or enter into a tender, support, voting or similar agreement or arrangement with respect to the Locked-Up securities. The lock-up periods terminated six months after the effective time of the Affinitas / Spark Merger.

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Registration Rights Agreement

On November 2, 2017 (the closing date of the Affinitas / Spark Merger), Spark Networks SE entered into a Registration Rights Agreement with the selling shareholders and certain Spark stockholders (the “RRA Holders”) (the “Registration Rights Agreement”). The Registration Rights Agreement governs the respective rights and obligations of Spark Networks SE and the RRA Holders (and certain of their respective affiliates and transferees) with respect to the registration for resale of Spark Networks SE securities that cannot be freely traded on the open market (“Restricted Securities”). Pursuant to the Registration Rights Agreement, any RRA Holder (or group of RRA Holders) holding in excess of 20% of the ordinary shares (and in the case of ADSs, ADSs representing such amount of ordinary shares) outstanding upon the consummation of the Affinitas / Spark Merger may demand that its or their Restricted Securities be registered on a long-form registration statement or, beginning 12 months following the Affinitas / Spark Merger, on a short form registration statement (in each case, with certain limitations, such as a minimum value of the Restricted Securities to be registered and a restriction on the number of demands that can be made per year). The Registration Rights Agreement does not allow registration demands to be made before the end of the six month lock-up period under the Lock-up Agreements.

Under the Registration Rights Agreement, Spark Networks SE is obligated, under a reasonable best efforts standard, to perform the registration procedures necessary to fulfill a registration demand. Spark Networks SE may delay or postpone the registration of Restricted Securities (or delay/postpone the amending or supplementing of an existing registration statement) if registration would be detrimental to Spark Networks SE, require disclosure of confidential information or impede Spark Networks SE’s ability to close a significant transaction. Any such delay or postponement by Spark Networks SE shall not occur more than twice within any rolling 12-month period. If Spark Networks SE proposes to file a registration statement for its own account to sell additional Spark Networks SE securities, the RRA Holders will be notified and may elect to sell all or some of their Restricted Securities alongside New Spark (with certain customary restrictions and requirements). Spark Networks SE is required to pay all registration expenses. In connection with any underwritten offering of Spark Networks SE securities, Spark Networks SE and the RRA Holders will not be permitted to sell Spark Networks SE securities (into the open market or otherwise) for a period of 90 days (subject to certain limited exceptions).

This prospectus is being filed in order to fulfill a registration demand pursuant to the Registration Rights Agreement.

Other Material Relationships with Selling Shareholders

As described above, each of the selling shareholders is a former Affinitas stockholder and a party to the Support Agreement. In addition, the selling shareholders are party to the Registration Rights Agreement.

Mr. David Khalil is currently a member of the Administrative Board of Spark Networks SE. Prior to that, Mr. Khalil was the founder of Affinitas and served as managing director at Affinitas from 2008 until February 2016. In addition, Mr. Lukas Brosseder was the founder of Affinitas and served as a managing director at Affinitas until March 2016. Mr. Oliver Samwer, the CEO of Rocket, served as a member of the Supervisory Board of Affinitas until November 2017.

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Rocket holds more than 25% of the ordinary shares outstanding, and was represented on the board of Affinitas in 2015, 2016, and the pre-Affinitas / Spark Merger period of 2017. In 2008 and 2009 Spark Networks Services GmbH and Rocket entered into two agreements. Under these agreements, Rocket is obliged to render consulting services to Spark Networks SE in business, professional and/or technical areas and programming services. Spark Networks SE is obliged to pay Rocket fees for the services rendered under the agreements, which are calculated on the basis of the incurred costs of Rocket plus expenses. For the years ended December 31, 2017, 2016 and 2015, Spark Networks SE recorded costs of €36 thousand, €22 thousand and €13 thousand, respectively. There was €5 thousand payable to Rocket as of December 31, 2017 and €0 as of December 31, 2016.

Except as described above, none of the selling shareholders has had any material relationship with Spark Networks SE or any of its predecessors or affiliates within the past three years.

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DESCRIPTION OF ORDINARY SHARES

Share Capital

As of December 31, 2017, the share capital (Grundkapital) of Spark Networks SE amounted to €1,316,866 and was divided into 1,316,866 registered ordinary no-par value shares (auf den Namen lautende Stammaktien als Stückaktien), with a nominal value of €1.00 per share. As of August 17, 2018, the share capital (Grundkapital) of Spark Networks SE amounted to €1,298,817 and was divided into 1,298,817 registered ordinary no-par value shares (auf den Namen lautende Stammaktien als Stückaktien), with a nominal value of €1.00 per share.

Ordinary Shares

Share certificates for the ordinary shares have not been issued. Furthermore, stockholders do not have the right to the issuance of a share certificate representing their share(s).

Treasury Shares

As of December 31, 2017, the Company held 23,667 ordinary shares as treasury shares, in accordance with local law. The treasury shares were exchanged without any consideration in the course of establishing the Chardonnay Trust in connection with the Affinitas / Spark Merger. The treasury shares are recognized at par value and deducted from the 1,316,866 ordinary shares of subscribed capital. Under local law, treasury shares are not entitled to shareholder rights, in particular to dividends and voting rights.

Authorized Capital (genehmigtes Kapital)

According to Spark Networks’ Articles of Association, its administrative board is authorized to increase Spark Networks’ share capital by not more than €640,000 on one or more occasions on or before October 31, 2022 in return for contributions in cash and/or in kind, by issuing new registered no-par value shares (“Authorized Capital 2017”). As a rule, the stockholders of Spark Networks shall be granted the statutory preemptive rights to the new shares. However, the stockholders’ preemptive rights are subject to the following restrictions:

•	The stockholders’ preemptive rights are excluded with respect to capital increases against cash contributions provided that the shares are issued, with reference to this provision at an issue price which is not substantially below the stock exchange price of the existing shares of Spark Networks and that the shares issued under this authorization for the exclusion of preemptive rights in total do not exceed 10% of the registered share capital;

•	The stockholders’ preemptive rights are further excluded with respect to capital increases against contributions in cash and/or in kind, if the new shares, with reference to this provision, shall be issued in the context of employee participation and/or remuneration programs or instruments to employees of Spark Networks or companies controlled by Spark Networks or companies in which Spark Networks holds an (indirect) majority interest, or to Spark Networks managing directors and/or to members of the management of companies controlled by Spark Networks or companies in which Spark Networks holds an (indirect) majority interest or to third parties which transfer the economic property and/or the economic benefits from the shares to the mentioned persons. The shares issued under this authorization for the exclusion of preemptive rights may in total not exceed 10% of the registered share capital;

•	Furthermore, the administrative board is authorized, subject to certain restrictions, to exclude the stockholders’ preemptive rights in the following cases provided for in the Spark Networks Articles (also by combining such exclusions with an exclusion of preemptive rights according to the aforementioned and following other cases):

o	In case of fractional amounts;

o	To the extent it is required in order to grant to holders or creditors, respectively, of conversion or option rights attached to convertible and/or option bonds, that are or were issued by Spark Networks or a national or foreign subsidiary in which Spark Networks either directly or indirectly holds a majority in terms of voting rights and capital, or, in case of an owned conversion right of Spark Networks, to holders or creditors, respectively, being obligated hereby, preemptive rights to the extent they would be entitled to after exercising the conversion or option rights or after fulfilling a conversion or option obligation, respectively; and

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o	In case of increasing the share capital in exchange for contributions in kind, in particular to acquire companies, parts of companies or shareholdings, in the scope of joint ventures and mergers and/or for the purpose of acquiring other assets including rights and claims.

Future Share Capital; Preemptive Rights

Spark Networks’ share capital may be increased against either contributions of cash or contributions in kind by a resolution of Spark Networks’ general meeting of stockholders, or under the Spark Networks Articles by a resolution of the Administrative Board by making use of the authorized and/or contingent capital.

As a rule, Spark Networks’ stockholders have statutory preemptive rights if Spark Networks issues new shares and/or uses treasury shares; each stockholder has the right to receive new shares and/or treasury shares in proportion to such stockholder’s shareholding in Spark Networks prior to the issuance of the new shares and/or use (if treasury shares). The same applies accordingly in the case of the issuance of convertible and/or option bonds; in such cases, each stockholder has the right to receive the respective amount of convertible and/or option bonds. The stockholders’ preemptive rights may only be excluded by a stockholders’ resolution or by the Administrative Board on the basis of an authorization granted by a stockholders’ resolution (with certain statutory exceptions in the case of the use of treasury shares), and provided that the statutory requirements and the requirements stipulated by the stockholders’ resolution and/or the authorization for the respective exclusion are complied with. For more details of reasons for the exclusion of preemptive rights see above “— Authorized Capital (genehmigtes Kapital).”

Dividend and Liquidation Rights

The ordinary shares – with the exception of treasury shares – are fully entitled to dividends. Shareholders participate in dividends in proportion to the number of ordinary shares held by each stockholder. The annual general meeting of stockholders decides on the use of Spark Networks’ annual accumulated retained earnings (Bilanzgewinn), which is determined on the basis of the (unconsolidated) annual financial statements (Jahresabschluss) prepared in accordance with German GAAP, and approved by the Administrative Board. If the Administrative Board approves the annual financial statements, then it may appropriate the annual profit for the respective fiscal year to other revenue reserves (andere Gewinnrücklagen) in whole or in part. The appropriation of more than half of the annual profit for the respective year is not admissible; however, if the other revenue reserves exceed half of the share capital or insofar as they would exceed half of the share capital following such appropriation.

The general meeting may resolve to make distributions in kind, in lieu of or in addition to cash distributions.

Following the completion of a financial year, the administrative board may, in accordance with the requirements of Section 59 of the German Stock Corporation Act, pay to the stockholders an installment of the expected accumulated retained earnings.

In accordance with the German Stock Corporation Act, upon Spark Networks’ liquidation, stockholders will receive, in proportion to their shareholdings, any liquidation proceeds remaining after payment of all of Spark Networks’ liabilities.

Voting Rights and General Meetings

One vote is afforded to each ordinary share. The stockholders may exercise their voting rights only in the general meeting. Except as otherwise provided by mandatory provisions of statute or the Spark Networks Articles, resolutions of the general meeting shall be adopted by simple majority of the votes cast and, if statutory law stipulates a capital majority besides the majority of votes, by simple majority of the share capital represented at the resolution. If not provided otherwise by mandatory provisions of statute, pursuant to the Spark Networks Articles, for amendments of the Spark Networks Articles, a simple majority of votes cast suffices if at least half of the share capital is represented. If such quorum is not met, resolutions of the general meeting regarding the amendment of the Spark Networks Articles require a majority of two-thirds of the votes cast, unless statutory law provides for a higher majority. The following resolutions require the approval of a majority of at least 75% of the share capital represented at the general meeting by operation of law:

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•	exclusion of preemptive rights in a capital increase;

•	capital decreases (Kapitalherabsetzung);

•	creation of authorized share capital or conditional share capital;

•	amendment to the business purpose stated in Spark Networks’s Articles;

•	dissolution (Auflösung);

•	merger (Verschmelzung) or spin-off (Abspaltung, Ausgliederung) or another corporate transformation (Maßnahmen nach dem Umwandlungsgesetz); and

•	conclusion of any domination and/or profit and loss transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) or similar intercompany agreements (Unternehmensverträgen) with Spark Networks being a party to such agreement.

According to the Council Regulation (EC) No 2157/2001 of October 8, 2001 on the Statute for a European company (SE), Spark Networks shall hold a general meeting at least once each calendar year, within six months after the end of the previous financial year. Pursuant to the Spark Networks Articles, the general meeting shall be held at Spark Networks’ registered office, at the location of a German stock exchange or at a place in Germany located within a 50 km radius of Spark Networks’ registered office or of the location of a German stock exchange. The general meeting shall be convened by the Administrative Board or by any further persons authorized by law. To the extent statutory law does not provide for a shorter period, the period for convening the general meeting is 30 days (not counting the day of the convocation and the day of the general meeting). The convocation of the general meeting will be published in the German federal gazette.

Notice Requirements

In accordance with the German Stock Corporation Act, each enterprise owning ordinary shares must notify Spark Networks promptly if the aggregate number of shares it holds exceeds or falls below 25% of Spark Networks’ share capital or if it acquires or disposes of the majority of Spark Networks’ voting rights. For any period in which notice is not given, the enterprise is prevented from exercising its rights as a stockholder of Spark Networks, including voting rights and dividend rights.

Stockholder Proposals

Stockholders whose aggregate shareholdings represent 5% of the share capital or the proportionate amount of  €500,000.00 of the share capital (this corresponds to 500,000 no-par value shares) may request that additional items be put on the agenda and be published prior to the general meeting of stockholders. Each new item of the agenda must also include a reason or a resolution proposal. The request must be addressed in writing to the administrative board and must be received by Spark Networks 30 days prior to the general meeting of stockholders (not counting the day of the receipt and the day of the general meeting of stockholders). Additionally, every stockholder has the right, in the general meeting of stockholders to submit procedural motions, counter-motions to the proposals of the administrative board on specific agenda items as well as proposals regarding an election of directors or auditors provided for in the agenda. Counter-motions including a reason and election proposals (such election proposals do not require a reason) received by Spark Networks no later than 14 days prior to the general meeting of stockholders (not counting the day of the receipt and the day of the general meeting of stockholders), will be made available, including the stockholder’s name, the reasoning and potential statements of the administrative board on Spark Networks’ website. Even if counter-motions and election proposals have been submitted to Spark Networks in advance, they will only be considered at the general meeting of stockholders if they are put forward by a stockholder at the general meeting of stakeholders.

Notices, Paying Agent and Depository

Spark Networks publishes official notices exclusively in the German federal gazette (Bundesanzeiger).

In addition, Spark Networks files reports and other information with the SEC as described under the section entitled “Where You Can Find More Information.”

Spark Networks has appointed German Paying and Depository Agents (Zahl- und Hinterlegungsstelle) for the ordinary shares.

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DESCRIPTION OF THE AMERICAN DEPOSITARY SHARES

Each ADS represents 0.1 ordinary shares (or a right to receive 0.1 ordinary shares) deposited with BNYM SA/NV, as custodian in Brussels for The Bank of New York Mellon, as depositary for the ADSs (the “Depositary”). Each ADS also represents any other securities, cash or other property which may be held by the Depositary. The deposited shares together with any other securities, cash or other property held by the Depositary are referred to as the deposited securities. The Depositary’s office at which the ADSs are administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon’s principal executive office is located at 225 Liberty Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt (“ADR”), which is a certificate representing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in the Depository Trust & Clearing Corporation (“DTC”). If you hold ADSs directly, you are a registered ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the Depositary confirming their holdings.

As an ADS holder, Spark Networks will not treat you as one of its stockholders and you will not have stockholder rights. German law governs the rights of Spark Networks stockholders. The Depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. The Spark Networks Deposit Agreement among Spark Networks, the Depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the Depositary. New York law governs the Spark Networks Deposit Agreement and the ADSs.

The following is a summary of the material provisions of the Spark Networks Deposit Agreement. For more complete information, you should read the entire Spark Networks Deposit Agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

The Depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash.   The Depositary will convert any cash dividend or other cash distribution Spark Networks pays on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the Spark Networks Deposit Agreement allows the Depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The Depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the Depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Ordinary Shares.   The Depositary may distribute additional ADSs representing any ordinary shares that Spark Networks distributes as a dividend or free distribution. The Depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the Depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The Depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

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Rights to Purchase Additional Ordinary Shares.   If Spark Networks offers holders of its securities any rights to subscribe for additional ordinary shares or any other rights, the Depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the Depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The Depositary will exercise or distribute rights only if Spark Networks asks it to and provide satisfactory assurances to the Depositary that it is legal to do so. If the Depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the Depositary. U.S. securities laws may restrict the ability of the Depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions.   The Depositary will send to ADS holders anything else Spark Networks distributes on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the Depositary has a choice. It may decide to sell what Spark Networks distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what Spark Networks distributed, in which case ADSs will also represent the newly distributed property. However, the Depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from Spark Networks that it is legal to make that distribution. The Depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the Depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. There is no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act. Spark Networks also has no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to ADS holders. This means that you may not receive the distributions Spark Networks makes on the ordinary shares or any value for them if it is illegal or impractical for Spark Networks to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The Depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs for the purpose of withdrawal at the Depositary’s office. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the Depositary will deliver the deposited securities at its office, if feasible. The Depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the Depositary for the purpose of exchanging your ADR for uncertificated ADSs. The Depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the Depositary will execute and deliver to the ADS holder an ADR representing those ADSs.

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Voting Rights

How do you vote?

ADS holders may instruct the Depositary how to vote the number of deposited ordinary shares their ADSs represent. If Spark Networks requests the Depositary to solicit your voting instructions (and Spark Networks is not required to do so), the Depositary will notify you of a stockholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the Depositary how to vote. For instructions to be valid, they much reach the Depositary by a date set by the Depositary. The Depositary will try, as far in advance as practical, subject to the laws of Germany and the provisions of Spark Networks’ organizational documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If Spark Networks does not request the Depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the Depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the Depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the underlying ordinary shares. However, you may not know about the meeting far enough in advance to withdraw the underlying ordinary shares. In any event, the Depositary will not exercise any discretion in voting deposited securities.

Spark Networks cannot assure you that you will receive the voting materials in time to ensure that you can instruct the Depositary to vote your ordinary shares. In addition, the Depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your ordinary shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to deposited securities, if Spark Networks requests the Depositary to act, Spark Networks agrees to give the Depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Spark Networks and the Depositary may change voting procedures or adopt additional procedures as Spark Networks determines may be necessary or appropriate to give effect, as closely as practicable, to voting instructions received from ADS holders.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay:	For:

$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the Spark Networks Deposit Agreement terminates
$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the Depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the Depositary or its agent when you deposit or withdraw ordinary shares
Expenses of the Depositary	Cable, telex and facsimile transmissions (when expressly provided in the Spark Networks Deposit Agreement)
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the Depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the Depositary or its agents for servicing the deposited securities	As necessary

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The Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for Depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The Depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The Depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the Depositary may make payments to Spark Networks to reimburse it for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to Spark Networks by the Depositary or share revenue from the fees collected from ADS holders. In performing its duties under the Spark Networks Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.

The Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Spark Networks Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account. The Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Spark Networks Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the Depositary’s obligations under the Spark Networks Deposit Agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The Depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities underlying your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the Depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The Depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by a ADS holder surrendering ADSs and subject to any conditions or procedures the Depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the Depositary as a holder of deposited securities, the Depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

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If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the Depositary receives new securities in exchange for or in lieu of the old deposited securities, the Depositary will hold those replacement securities as deposited securities under the Spark Networks Deposit Agreement. However, if the Depositary decides it would not be lawful to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the Depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the Depositary will continue to hold the replacement securities, the Depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the Depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the Spark Networks Deposit Agreement be amended?

Spark Networks may agree with the Depositary to amend the Spark Networks Deposit Agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the Depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the Depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the Spark Networks Deposit Agreement as amended.

How may the Spark Networks Deposit Agreement be terminated?

The Depositary will initiate termination of the Spark Networks Deposit Agreement if Spark Networks instructs it to do so. The Depositary may initiate termination of the Spark Networks Deposit Agreement if:

•	60 days have passed since the Depositary told Spark Networks it wants to resign but a successor Depositary has not been appointed and accepted its appointment;

•	Spark Networks delists the ordinary shares from an exchange on which they were listed and does not list the ordinary shares on another exchange;

•	Spark Networks enters insolvency proceedings or admits its inability to pay its debts generally;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the Spark Networks Deposit Agreement will terminate, the Depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the Depositary may sell the deposited securities. After that, the Depositary will hold the money it received on the sale, as well as any other cash it is holding under the Spark Networks Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the Depositary will sell as soon as practicable after the termination date.

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After the termination date and before the Depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the Depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities if it would interfere with the selling process. The Depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The Depositary will continue to collect distributions on deposited securities, but, after the termination date, the Depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the Spark Networks Deposit Agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on Spark Networks’s Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The Spark Networks Deposit Agreement expressly limits Spark Networks’s obligations and the obligations of the Depositary. It also limits Spark Networks’s liability and the liability of the Depositary. Spark Networks and the Depositary:

•	are only obligated to take the actions specifically set forth in the Spark Networks Deposit Agreement without negligence or bad faith;

•	are not liable if Spark Networks or the Depositary is prevented or delayed by law or by events or circumstances beyond its respective ability to prevent or counteract with reasonable care or effort from performing its respective obligations under the Spark Networks Deposit Agreement;

•	are not liable if Spark Networks or the Depositary exercises discretion permitted under the Spark Networks Deposit Agreement;

•	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the Spark Networks Deposit Agreement, or for any special, consequential or punitive damages for any breach of the terms of the Spark Networks Deposit Agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the Spark Networks Deposit Agreement on your behalf or on behalf of any other person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	may rely upon any documents Spark Networks believes or the Depositary believes in good faith to be genuine and to have been signed or presented by the proper person.

In the Spark Networks Deposit Agreement, Spark Networks and the Depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the Depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of ordinary shares, the Depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Spark Networks Deposit Agreement, including presentation of transfer documents.

The Depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the Depositary or Spark Networks are closed or at any time if the Depositary or Spark Networks thinks it advisable to do so.

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Your Right to Receive the Ordinary Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•	when temporary delays arise because: (i) the Depositary has closed its transfer books or Spark Networks has closed its transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a stockholders’ meeting; or (iii) Spark Networks paying a dividend on the ordinary shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the Spark Networks Deposit Agreement.

Direct Registration System

In the Spark Networks Deposit Agreement, all parties to the Spark Networks Deposit Agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRSs that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Spark Networks Deposit Agreement understand that the Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the Spark Networks Deposit Agreement, the parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and in accordance with the Spark Networks Deposit Agreement will not constitute negligence or bad faith on the part of the Depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The Depositary will make available for your inspection at its office all communications that it receives from Spark Networks as a holder of deposited securities that Spark Networks makes generally available to holders of deposited securities. The Depositary will send you copies of those communications or otherwise make those communications available to you if Spark Networks asks it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to Spark Networks’ business or the ADSs.

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PLAN OF DISTRIBUTION

We are registering the resale of the ordinary shares, including the ordinary shares represented by ADSs, by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the ordinary shares, including the ordinary shares represented by ADSs. We will bear all fees and expenses incident to our obligation to register the ordinary shares, including the ordinary shares represented by ADSs.

The selling shareholders may sell all or a portion of the ordinary shares, including the ordinary shares represented by ADSs, beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the ordinary shares and/or the ordinary shares represented by ADSs are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The ordinary shares and/or the ordinary shares represented by ADSs may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling ordinary shares and/or ordinary shares represented by ADSs to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the ordinary shares and/or the ordinary shares represented by ADSs for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of ordinary shares and/or ordinary shares represented by ADSs or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the ordinary shares and/or the ordinary shares represented by ADSs in the course of hedging in positions they assume. The selling shareholders may also sell ordinary shares and/or ordinary shares represented by ADSs short and deliver ordinary shares and/or ordinary shares represented by ADSs covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge ordinary shares and/or ordinary shares represented by ADSs to broker-dealers that in turn may sell such securities.

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The selling shareholders may pledge or grant a security interest in some or all of the ordinary shares and/or ADSs owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares and/or the ordinary shares represented by ADSs from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the ordinary shares and/or the ordinary shares represented by ADSs in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealer participating in the distribution of the ordinary shares and/or the ordinary shares represented by ADSs may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the ordinary shares and/or the ordinary shares represented by ADSs is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares and/or ordinary shares represented by ADSs being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states ordinary shares and/or ordinary shares represented by ADSs may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states ordinary shares and/or ordinary shares represented by ADSs may not be sold unless such ordinary shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares, including the ordinary shares represented by ADSs, registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares represented by ADSs by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares and/or the ordinary shares represented by ADSs to engage in market-making activities with respect to the ordinary shares and/or the ordinary shares represented by ADSs. All of the foregoing may affect the marketability of the ordinary shares and/or the ordinary shares represented by ADSs and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares and/or the ordinary shares represented by ADSs.

We will pay all expenses of the registration of the ordinary shares, including the ordinary shares represented by ADSs, estimated to be $33,182 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the ordinary shares represented by ADSs will be freely tradable in the hands of persons other than our affiliates.

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EXPERTS

The  consolidated balance sheets of Spark Networks SE and subsidiaries (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss/income, statements of shareholder’s equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the consolidated financial statements)incorporated by reference in this prospectus have been audited by KPMG AG Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Morrison & Foerster LLP has passed upon certain legal matters regarding the securities offered hereby under U.S. law. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares represented by ADSs to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares and the ADSs. You may review and copy the registration statement, reports and other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC's Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

(1)	Our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the SEC on April 25, 2018, as amended by Amendment No. 1 on Form 20-F/A filed with the SEC on May 24, 2018;

(2)	Our Form 6-Ks filed with the SEC on March 16, 2018, April 2, 2018, April 25, 2018, May 18, 2018, May 22, 2018, June 8, 2018, July 20, 2018 and August 3, 2018; and

(3)	The description of our ADSs and ordinary shares contained in our Form 8-A filed with the SEC on October 10, 2017 including any amendment or report filed for the purpose of updating such description.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

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As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost to the requester, upon written or oral request to us at the following address:

Spark Networks SE c/o Spark Networks Services GmbH Kohlfurter Straße 41/43 Berlin 10999 Germany Attention: Investor Relations

You also may access the incorporated reports and other documents referenced above on our website at www.spark.net. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES

Spark Networks is organized under the laws of Germany and the European Union with its registered office in Germany and with its principal executive offices located in Berlin. A majority of the members of its administrative board, its managing directors and senior management, and some of the experts named in this proxy statement/prospectus, currently reside outside the United States. A substantial portion of its assets and the assets of these individuals are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon non-U.S. resident board members, the managing directors or upon Spark Networks, or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal or state securities laws against Spark Networks, its board members or its managing directors.

In particular, under German law, the proper claimant for wrongs committed against Spark Networks, including by its board members and/or managing directors, is Spark Networks, which is generally represented by the managing directors, and—in case of  (potential) claims of Spark Networks against the managing directors—Spark Networks is represented by the administrative board. German law only permits a stockholder of a company to initiate a lawsuit on behalf of that company in limited circumstances, and requires court permission to do so.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Under German law, Spark Networks may not, as a general matter, indemnify the members of its administrative board or the Spark Networks managing directors to the extent such indemnification is related to a breach of duty of care as a member of the administrative board or Spark Networks managing director, respectively.

Subject to the provisions of section 16, paragraph 4 of its Articles of Association, Spark Networks may purchase and maintain insurance for or for the benefit of any person who is or was member of the administrative board of the Registrant, including insurance against any loss or liability or any expenditure he or she may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his or her duties.

The receipt of any such benefit shall not disqualify any person from being or becoming a Spark Networks administrative board member.

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Spark Networks SE

            , 2018

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Under German law, Spark Networks may not, as a general matter, indemnify the members of its administrative board or the Spark Networks managing directors to the extent such indemnification is related to a breach of duty of care as a member of the administrative board or Spark Networks managing director, respectively.

Subject to the provisions of section 16, paragraph 4 of its Articles of Association, Spark Networks may purchase and maintain insurance for or for the benefit of any person who is or was member of the administrative board of the Registrant, including insurance against any loss or liability or any expenditure he or she may incur, whether in connection with any proven or alleged act or omission in the actual or purported execution or discharge of his or her duties.

The receipt of any such benefit shall not disqualify any person from being or becoming a Spark Networks administrative board member.

Item 7. Recent Sales of Unregistered Securities

The following is a summary of transactions during the preceding three fiscal years involving sales of our securities that were not registered under the Securities Act:

On November 2, 2017, we issued an aggregate of 849,861 ordinary shares to the selling shareholders pursuant to the Affinitas Share Exchange. We believe that such issuances were exempt from registration under the Securities Act pursuant to Regulation S under the Securities Act.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index.

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the consolidated financial statements and related notes thereto.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Spark Networks SE Amended Articles of Association (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 6-K filed with the SEC on June 8, 2018)

4.2	Form of Specimen Certificate representing ordinary shares of Spark Networks SE (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-4/A (File No. 333-220000), originally filed with the SEC on August 16, 2017)

4.3	Deposit Agreement (incorporated by reference to the Registrant’s Registration Statement on Form F-6 (File No. 333-220610), filed with the SEC on September 25, 2017)

4.4	Form of American Depositary Receipt (included in Exhibit 4.3)

4.5	Form of Registration Rights Agreement (included as Annex E to the proxy statement / prospectus forming a part of the Registrant’s Registration Statement on Form F-4/A (File No. 333-220000), originally filed with the SEC on August 16, 2017)

5.1	Opinion of Morrison & Foerster LLP as to the validity of the ordinary shares*

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2	Consent of KPMG AG Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm*

24.1	Power of Attorney (included in signature page)*

*	Filed Herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berlin, Country of Germany, on August 17, 2018.

SPARK NETWORKS SE

By:	/s/ Robert O’Hare
Name: Robert O’Hare
Title: Chief Financial Officer

By:	/s/ Jeronimo Folgueira
Name: Jeronimo Folgueira
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jeronimo Folgueira, Robert O’Hare and Michael Schrezenmaier, and each of them acting individually, his true and lawful attorney-in-fact and agent with power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form F-1, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to comply with the provisions of the Securities Act and all requirements of the Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures	Title	Date

/s/ Jeronimo Folgueira	Managing Director, Chief Executive Officer (Principal Executive Officer)	August 17, 2018
Jeronimo Folgueira	and Member of the Administrative Board

/s/ Robert O’Hare	Managing Director and Chief Financial Officer	August 17, 2018
Robert O’Hare	(Principal Financial Officer)

/s/ Bradley J. Goldberg	Member of the Administrative Board	August 17, 2018
Bradley J. Goldberg

/s/ David Khalil	Member of the Administrative Board	August 17, 2018
David Khalil

/s/ Colleen Birdnow Brown	Member of the Administrative Board	August 17, 2018
Colleen Birdnow Brown

/s/ Cheryl Law	Member of the Administrative Board	August 17, 2018
Cheryl Law

/s/ Hermione McKee	Member of the Administrative Board	August 17, 2018
Hermione McKee

/s/ Axel Hefer	Member of the Administrative Board	August 17, 2018
Axel Hefer

/s/ Donald J. Puglisi	Authorized Representative in the United States	August 17, 2018
Donald J. Puglisi
Title: Managing Director, Puglisi & Associates

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